UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 9, 2014

PLC SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

PLC Systems Inc. 459 Fortune Boulevard Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The Merger Agreement

On May 9, 2014, PLC Systems Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Viveve, Inc. (“Viveve”) and PLC Systems Acquisition Corporation, a newly formed, wholly-owned subsidiary of the Company (“Merger Sub”).

Viveve is a Delaware corporation that was incorporated in 2005 by Jonathon Parmer, MD, an OBGYN physician and Edward Knowlton, the holder of patents covering the use of radiofrequency energy to tighten tissue. Viveve designs, develops, manufactures and markets medical devices for the non-invasive treatment of vaginal introital laxity.

Pursuant to the Merger Agreement, Merger Sub will merge with and into Viveve, with Viveve being the surviving entity and the wholly-owned subsidiary of the Company (the “Merger”). The “Effective Time” of the Merger will be the time at which the Certificate of Merger and other appropriate or required documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law are filed with the Secretary of State of the State of Delaware. The closing of the Merger is subject to the satisfaction of certain customary and other closing conditions set forth in the Merger Agreement, including the approval of holders of not less than two-thirds of shares of common stock of the Company (the “Common Stock”) voting on the matter, approval of the Merger Agreement by the Viveve shareholders, the closing of the RenalGuard Spinoff (as defined herein), the exchange of certain convertible securities and warrants of the Company for shares of Common Stock, the termination of certain of Viveve’s outstanding convertible debt and warrants, holders of not more than 35% of the Company's Common Stock shall have elected to become dissenting shares, Viveve, as of the closing, shall have no more than $1,500,000 of accounts payable and accrued expenses and a principal balance on its outstanding senior secured notes of no more than $1,500,000, and each of the officers and directors of the Company shall have delivered resignations from their respective positions at the Company that will become effective immediately after the Effective Time of the Merger.

At the Effective Time of the Merger (i) Viveve will succeed to and assume all the rights, liabilities and obligations of Merger Sub in accordance with the Delaware General Corporation Law; (ii) the Certificate of Incorporation and Bylaws, as amended, of Viveve as in effect at the Effective Time of the Merger will become the Certificate of Incorporation and Bylaws of the surviving corporation; (iii) each issued and outstanding share of common stock of Merger Sub will be converted into the right to receive one share of common stock of the surviving corporation post-Merger; (iv) each issued and outstanding share of common stock of Viveve will be converted into and represent the right to receive 0.0080497 of one share of Common Stock (rounded to the nearest whole number) (the “Merger Consideration”); (v) 100% of the outstanding shares of common stock of a wholly owned subsidiary of the Company that owns the RenalGuard business will have previously been sold to GCP IV LLC (“GCP”) in exchange for the cancellation of 95% of the Company’s outstanding 5% Senior Secured Convertible Debentures (“Debentures”) and a release of liens on substantially all of the Company’s assets (the “RenalGuard Spinoff”); (vi) the remaining 5% of the outstanding Debentures will have converted into an aggregate of 40,731 shares of Common Stock pursuant to a Conversion Agreement dated May 9, 2014 (the “Conversion Agreement”); (vii) upon receipt of all necessary approvals, the officers and directors of Viveve will become the officers and directors of the Company and the current officers and directors of the Company will resign; (viii) the Company will amend its 2013 Stock Option and Incentive Plan (the “Plan”) to increase the number of shares of Common Stock issuable under the Plan and assume the rights and obligations under Viveve’s outstanding stock options and stock option plan; (ix) the Company will enter into a Joinder and Amendment to Loan and Security Agreement with a lender of Viveve to include the Company as a borrower under the Viveve loan documents and to pledge the shares of Viveve, as the surviving wholly owned subsidiary of the Company as a result of the Merger and (x) the Company will effectuate a one for one hundred reverse stock split of its Common Stock. Upon the closing of the Merger, the Company will change its corporate name to “Viveve Medical, Inc.” Immediately following the Effective Time of the Merger, the Offering (as defined below) will be completed.

Upon completion of the Merger, Viveve Medical, Inc., the surviving corporation will maintain its principal offices at 150 Commercial Street, Sunnyvale, California 94086.

After the closing of the Merger and on a fully diluted basis, 63.1% of the outstanding Common Stock will be owned by the current stockholders of Viveve and 36.9% of the outstanding Common Stock will be owned by the current shareholders of the Company. Pursuant to a Financial Advisory Agreement dated May 9, 2014 (the “Financial Advisory Agreement”), the Company agreed to issue to Bezalel Partners, LLC or its designees 223,200 shares of Common Stock on the closing date of the Merger for certain consulting services rendered by Bezalel Partners, LLC to the Company in connection with the Merger.

The Company and Viveve have made customary representations, warranties and covenants in the Merger Agreement, which expire at the Effective Time of the Merger. The Company may not solicit competing proposals or, subject to exceptions that permit the Board of Directors to take actions required by their fiduciary duties with respect to certain superior proposals, participate in any discussions or negotiations regarding alternative business transactions. The Company may not solicit competing proposals or participate in any discussions or negotiations regarding alternative business transactions. The Merger Agreement also requires the post-Merger Company to use its reasonable best efforts to consummate a registered public offering within one year from the closing of the Merger.

The Merger Agreement contains specified termination rights for the parties, and provides that, in certain circumstances, the Company would be required to pay Viveve a termination fee of $150,000.

GBS Venture Partners Limited Warrant

On May 9, 2014, the Company issued to GBS Venture Partners Limited (“GBS Venture”), a convertible debenture holder and stockholder of Viveve, a warrant to purchase shares of Common Stock equal to 5% of the outstanding shares of Common Stock on a post-Merger basis (the “GBS Warrant”) in consideration for the cancellation of Convertible Promissory Notes of Viveve in the aggregate principal amount of $1,750,000 held by GBS Venture (the “GBS Notes”). The GBS Warrant is not exercisable until the Effective Time of the Merger, at which time the GBS Warrant will automatically convert into 943,596 shares of Common Stock. The GBS Warrant will immediately terminate upon the termination of the Merger Agreement. After the closing of the Merger and the Offering, GBS Venture will own approximately 19.1% of the outstanding Common Stock. The cancellation of the GBS Notes is a condition to the consummation of the Merger Agreement.

Warrant-Equity Exchange Agreement

On May 9, 2014, the Company and the holders of certain outstanding warrants to purchase shares of the Common Stock entered into a Warrant-Equity Exchange Agreement pursuant to which the warrant holders will exchange the warrants for shares of Common Stock equal to two-thirds the number of shares of Common Stock underlying the warrants, or an aggregate of 891,971 shares of Common Stock (the “Exchange Shares”), as soon as practicable following the date of the agreement.

In conjunction with the Warrant-Equity Exchange Agreement, the Company entered into a Right To Shares Agreement with GCP dated May 9, 2014 (the “Right Agreement”). Pursuant to the Right Agreement, in lieu of issuing 432,479 shares of Common Stock issuable to GCP under the Warrant-Equity Exchange Agreement, the Company granted a right (the “Right”) to GCP such that GCP has the right, at its discretion, to receive up to 432,479 shares of the Company’s Common Stock, subject to the beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock of the Company. No additional consideration will be paid by GCP upon its exercise of this Right. The Company is obligated to deliver the shares to GCP upon its exercise of the Right within 3 days of GCP’s request for the share issuance. If the Company fails to deliver the shares within 3 days of the request, under certain circumstances defined in the Right Agreement, the Company may be obligated to reimburse GCP in cash for losses that GCP incurs as a result of not having access to the shares.

Private Placement

On May 9, 2014, the Company and certain accredited investors (the “Investors”) entered into two Securities Purchase Agreements (the “Securities Purchase Agreement”), pursuant to which the Investors agreed to purchase and the Company has agreed to sell an aggregate of approximately 11,320,755 shares of Common Stock (the “Shares”) at a price of $0.53 per share to the Investors and warrants to purchase up to 940,188 shares of Common Stock to certain of the Investors, at an exercise price of $0.53 per Share (the “Investor Warrants” and together with the Shares, the “Securities”) for aggregate gross proceeds of approximately $6 million, consisting of $5,500,000 in cash payments and the conversion of approximately $500,000 outstanding amount of principal and interest of certain Viveve bridge notes (the “Offering”). Pursuant to the terms of the Escrow Agreement dated May 9, 2014 by and among the Company, Palladium Capital Advisors LLC, Middlebury Securities and Signature Bank, as escrow agent (the “Escrow Agreement”), the gross cash proceeds of the Offering will be held in escrow until the closing of the Offering, which is subject to the satisfaction of certain closing conditions including the closing of the Merger and the RenalGuard Spinoff.

The Investor Warrants will be exercisable at any time upon the election of the holder, beginning on the date of issuance and ending on the 5th year anniversary thereof. If, one (1) year from the date of issuance there is no effective registration statement registering the shares of Common Stock underlying the Investor Warrants, the Investor Warrants will be exercisable on a cashless basis. The exercise price and number of shares of Common Stock to be received upon the exercise of Investor Warrants will be subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization. In the event of our liquidation, dissolution or winding up, the holders of Investor Warrants will not be entitled to participate in the distribution of our assets. Holders of Investor Warrants will not have voting, pre-emptive, subscription or other rights of shareholders in respect of the Investor Warrants, nor shall holders thereof be entitled to receive dividends. The Investor Warrants will be subject to a call option at the election of the Company subject to certain share price and trading volume conditions.

On May 9, 2014, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), subject to certain closing conditions including the closing of the Offering, the Merger and the RenalGuard Spinoff. Pursuant to the terms of the Registration Rights Agreement, the Company will register the Shares issued in connection with the Offering, on a registration statement to be filed with the Securities and Exchange Commission (the “Registration Statement”) within sixty (60) days after the closing of the Offering (the “Filing Date”) and use its commercially reasonable efforts to cause the Registration Statement to be declared effective within one hundred fifty (150) days after the closing of the Offering (the “Effectiveness Date”) and to keep the Registration Statement effective until all of the Shares have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the Company (i) does not file the Registration Statement by the Filing Date, (ii) does not obtain effectiveness of the Registration Statement by the Effectiveness Date or (iii) allows certain lapses in effectiveness (each an “Event”), the Company is obligated to pay to the Investors liquidated damages equal to 1.5% of the original subscription amount paid by the Investors upon the occurrence of an Event and for every thirty (30) days after the occurrence of an Event until cured.

The issuance of the GBS Warrant, the Exchange Shares, the Right and the Securities were not registered under the Securities Act and qualified for exemption under Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. GBS Venture, GCP and the Investors were accredited investor (as defined by Rule 501 under the Act) at the time of the transactions.

All numbers of shares set forth herein are based on a 1 for 100 reverse stock split of the Common Stock to be effected prior to the Merger.

The foregoing description of the transactions contemplated by the Merger Agreement, the Conversion Agreement, the Warrant Exchange Agreement, the Right Agreement, the GBS Warrant, the Financial Advisory Agreement, Securities Purchase Agreements, Investor Warrant, Escrow Agreement and Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report as Exhibit 10.1, the Conversion Agreement, a copy of which is filed with this Current Report as Exhibit 4.1, the Warrant Exchange Agreement, a copy of which is filed with this Current Report as Exhibit 4.2, the Rights Agreement, a copy of which is filed with this Current Report as Exhibit 10.7, the GBS Warrant, a copy of which is filed with this Current Report as Exhibit 4.4, the Financial Advisory Agreement, a copy of which is filed with this Current Report as Exhibit 10.2, first of two Securities Purchase Agreements, a copy of which is filed with this Current Report as Exhibit 10.3, second of two Securities Purchase Agreements, a copy of which is filed with this Current Report as Exhibit 10.4, the Investor Warrant, a copy of which is filed with this Current Report as Exhibit 4.3, the Escrow Agreement, a copy of which is filed with this Current Report as Exhibit 10.5 and the Registration Rights Agreement, a copy of which is filed with this Current Report as Exhibit 10.6, all of which are incorporated by reference herein.

Important Additional Information

The Merger Agreement, the Warrant Exchange Agreement, the Conversion Agreement, the GBS Warrant, the Securities Purchase Agreements and the Registration Rights Agreement have been included to provide shareholders with information regarding their terms, but are not intended to provide any other factual information about the Company or the other parties thereto. The representations, warranties and covenants contained in the Merger Agreement, the Warrant Exchange Agreement, the Conversion Agreement, the GBS Warrant the Securities Purchase Agreements and the Registration Rights Agreement were made solely for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Merger Agreement, the Warrant Exchange Agreement, the Conversion Agreement, the GBS Warrant, the Securities Purchase Agreements and the Registration Rights Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the other parties thereto.

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with seeking shareholder approval of the Merger Agreement, and the transactions contemplated thereby. When finalized, the proxy statement will be mailed to the shareholders of the Company. Before making any voting decision with respect to the Merger Agreement and the transactions contemplated thereby, shareholders of the Company are urged to carefully read the proxy statement and the other relevant materials when they become available, because they will contain important information about the proposed transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders of the Company may obtain free copies of the proxy statement (when available) and other documents filed by the Company with the SEC from the Company’s website at www.plcmed.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger Agreement. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger Agreement and the transactions contemplated thereby will be included in the proxy statement that the Company intends to file with the SEC. Shareholders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers with respect to the transactions by reading the proxy statement once it is available and the other filings referred to above.

Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended related to the Company and/or Viveve and their expectations for Merger. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include those referred to in filings of the Company with the SEC, including as set forth in the proxy statement, as well as the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the benefits of the proposed transaction may not meet the parties or shareholders expectations; the conditions to the completion of the Merger and related transactions may not be satisfied; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the Merger. The Company assumes no obligation, and expressly disclaims any obligation, to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 3.02.     Unregistered Sales of Equity Securities.

The descriptions of the Merger Agreement, the Conversion Agreement, the GBS Warrant, the Warrant Exchange Agreement, the Right Agreement, the Securities Purchase Agreements, the Investor Warrants and the Offering with respect to the issuance of the Merger Consideration, the Exchange Shares, the GBS Warrant, the Right and the Securities under Item 1.01 above are incorporated herein by reference.

Item 8.01.     Other Items.

On May 14, 2014, the Company issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

4.1	Conversion Agreement, dated May 9, 2014, by and between the Company and certain holders of 5% Senior Secured Convertible Debentures.
4.2	Warrant Exchange Agreement, dated May 9, 2014, by and between the Company and the holders of Warrants.
4.3	Form of Common Stock Purchase Warrant, dated May 9, 2014, to be issued by the Company to the Investors.
4.4	Common Stock Purchase Warrant, dated May 9, 2014, by and between the Company and GBS Venture Partners Limited.
10.1+	Agreement and Plan of Merger, dated May 9, 2014, by and among the Company, PLC Systems Acquisition Corporation and Viveve, Inc.
10.2	Financial Advisory Agreement, dated May 9, 2014, by and between the Company and Bezalel Partners, LLC.
10.3	Securities Purchase Agreement, dated May 9, 2014, by and among the Company and the Investors.
10.4	Securities Purchase Agreement, dated May 9, 2014, by and among the Company and GBS Venture Partners as trustee for GBS BioVentures III Trust.
10.5	Escrow Deposit Agreement, dated May 9, 2014 by and among the Company, Palladium Capital Advisors LLC, Middlebury Securities and Signature Bank, as escrow agent.
10.6	Registration Rights Agreement, dated May 9, 2014, by and between the Company and the Investors.
10.7	Right To Shares Agreement, dated May 9, 2014, by and between the Company and GCP IV LLC.
99.1	Press release of the Company released on May 14, 2014.

+	Certain exhibits or schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2014	PLC SYSTEMS INC.

	By:	/s/ Gregory W. Mann
Gregory W. Mann Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Conversion Agreement, dated May 9, 2014, by and between the Company and certain holders of 5% Senior Secured Convertible Debentures.
4.2	Warrant Exchange Agreement, dated May 9, 2014, by and between the Company and the holders of Warrants.
4.3	Form of Common Stock Purchase Warrant, dated May 9, 2014, to be issued by the Company to the Investors.
4.4	Common Stock Purchase Warrant, dated May 9, 2014, by and between the Company and GBS Venture Partners Limited.
10.1+	Agreement and Plan of Merger, dated May 9, 2014, by and among the Company, PLC Systems Acquisition Corporation and Viveve, Inc.
10.2	Financial Advisory Agreement, dated May 9, 2014, by and between the Company and Bezalel Partners, LLC.
10.3	Securities Purchase Agreement, dated May 9, 2014, by and among the Company and the Investors.
10.4	Securities Purchase Agreement, dated May 9, 2014, by and among the Company and GBS Venture Partners as trustee for GBS BioVentures III Trust.
10.5	Escrow Deposit Agreement, dated May 9, 2014 by and among the Company, Palladium Capital Advisors LLC, Middlebury Securities and Signature Bank, as escrow agent.
10.6	Registration Rights Agreement, dated May 9, 2014, by and between the Company and the Investors.
10.7	Right To Shares Agreement, dated May 9, 2014, by and between the Company and GCP IV LLC.
99.1	Press release of the Company released on May 14, 2014.

+	Certain exhibits or schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.